UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Millennial Media, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MILLENNIAL MEDIA, INC.

2400 Boston Street, Suite 300

Baltimore, Maryland 21224

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 2, 2015

Dear Stockholder:

On or about May 1, 2015, Millennial Media, Inc. (the “Company”) mailed to stockholders its notice of annual meeting and proxy statement (the “Proxy Statement”) describing the matters to be voted upon at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. local time at the Hilton New York Fashion District, 152 West 26th Street, New York, New York 10001. This supplement (this “Supplement”) updates the Proxy Statement and should be read in conjunction with it.

This Supplement updates the information contained in the Proxy Statement and is first being made available to stockholders on May 22, 2015. Except as set forth below, this supplement does not change the proposals to be acted on at the Annual Meeting, or the Board’s recommendations in relation thereto, which are described in the Proxy Statement and below. Except as specifically supplemented or amended by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in casting your vote by proxy or in person at the Annual Meeting.

Resignation of Ernest Cormier as Director of the Company

The purpose of this Supplement is to revise the list of nominees for election to the Company’s Board of Directors (the “Board”) as set forth in the Proxy Statement. On May 21, 2015, Ernest Cormier resigned from the Board, effective as of June 1, 2015. Accordingly, he will not stand for reelection at the Annual Meeting.  Mr. Cormier has been appointed as Chief Operating Officer of the Company, also effective as of June 1, 2015.

The Board has not nominated a replacement for Mr. Cormier for election at the Meeting. The Board may elect a director to fill the vacancy after the Annual Meeting if it identifies a candidate with the necessary skills, qualifications and experience. Any such director elected by the Board would hold office for the remainder of the full term of the class of directors to which such director is appointed and until his or her successor is duly elected and qualified.

Voting of Proxies

As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote, whether or not you plan to attend the Annual Meeting, in order to ensure the presence of a quorum. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. It is not necessary for you to re-vote your shares if you have already voted or to obtain a new proxy card if you have not yet voted. Proxy cards already returned by stockholders will remain valid and shares represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Cormier will no longer be standing for election as a director. As a result, the number of nominees for election at the Annual Meeting has been reduced to two.  Pursuant to

Proposal 1 in the Proxy Statement, Mr. Evans and Mr. Tholen remain the Board’s nominees for election as directors to serve until the 2018 annual meeting of stockholders, and the Board unanimously recommends that the stockholders vote “FOR” the re-election of both nominees.  No votes received prior to or after the date of this Supplement will be counted for the election of Mr. Cormier to the Board.

If you have already submitted your proxy card and wish to change your vote on any matter based on any of the information contained in this Supplement, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by delivering written notice to the Company’s secretary, Ho Shin, at the Company’s principal executive offices, by executing and delivering another proxy dated as of a later date, by voting over the telephone or online, or by voting in person at the Annual Meeting.  If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy online or by telephone. Please refer to the Proxy Statement for additional information and instructions.

By Order of the Board of Directors,

/s/ Ho Shin
Secretary

Baltimore, Maryland

May 22, 2015

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 2, 2015:

The Proxy Statement and this Supplement are available at http://www.astproxyportal.com/ast/17552.